SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box: [ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Soliciting Materials

[ ] Soliciting Material under Rule 14a-12

Arguss Communications, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed: January 8, 2002

January 8, 2002

Dear Fellow Stockholder:

Your Board of Directors is pleased to inform you that Arguss and Dycom Industries, Inc. announced on January 7, 2002 that they have signed a definitive merger agreement pursuant to which Dycom will acquire all the outstanding shares of Arguss in a stock-for-stock transaction. In the transaction, each outstanding share of Arguss common stock will be exchanged for 0.3333 shares of Dycom common stock. Based upon the closing price of Dycom common stock of $17.30 on January 4, 2002, the value of the consideration to be received by stockholders of Arguss is approximately $5.77 per share of Arguss common stock or $83.7 million in the aggregate. The implied value represents a premium of approximately 30.5% to the closing price of Arguss common stock on January 4, 2002. For your convenience, we have included a copy of the press release announcing the transaction with this letter.

Under the terms of the merger agreement, a newly formed, wholly owned subsidiary of Dycom will commence an exchange offer in which it will offer 0.3333 of a share of Dycom common stock for each outstanding share of Arguss common stock. The exchange offer will be followed by a merger in which Dycom would acquire, at the same exchange ratio, the remaining shares of Arguss common stock not previously acquired in the exchange offer. The exchange offer is expected to commence as soon as practicable after the filing of required documents with the U.S. Securities and Exchange Commission.

Dycom intends to file a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO, and Arguss plans to file a Solicitation/ Recommendation Statement on Schedule 14D-9, with the U.S. Securities and Exchange Commission in connection with the transaction. As soon as practicable, Dycom and Arguss will mail to all stockholders of Arguss a Prospectus, which is part of the Registration Statement on Form S-4, the Solicitation/ Recommendation Statement on Schedule 14D-9 and related tender offer materials.

We believe that the proposed transaction with Dycom is a fully priced offer that provides excellent value for our stockholders and is superior to any proposal that has been set forth by Pierce and Olsen. We further believe that, if Pierce and Olsen are successful in replacing your current Board, the transaction could be seriously jeopardized. In contrast to the proposed Dycom transaction, Pierce and Olsen are offering no premium to stockholders in exchange for gaining control of your company. We urge you NOT to sign any GOLD consent card or other materials you may receive from Pierce and Olsen without first reviewing all relevant materials, including the documents discussed above.

IMPORTANT

The Board of Directors urges you NOT to return any GOLD consent card solicited from you. If you have previously returned any such consent card you have every right to change your vote. Simply sign, date and mail the enclosed BLUE Revocation of Consent Card in the postage-paid envelope provided, whether or not you previously returned the gold consent card.

For additional information or assistance, please call Morrow & Co., Inc., our soliciting agent, toll free at 1-800-662-5200. Morrow & Co., Inc.’s address is 445 Park Avenue, 5th Floor, New York, NY 10022.

FORWARD LOOKING STATEMENTS

This letter and the attached press release contain forward-looking statements. These forward-looking statements, which include, but are not limited to, statements concerning the financial condition, results of operations and businesses of Dycom Industries, Inc. (“Dycom”) and Arguss Communications, Inc., (“Arguss”) and the benefits expected to result from the contemplated transaction, are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, the risk that the conditions relating to the required minimum tender of shares, the approval by the Arguss stockholders of the subsequent merger (if that approval is necessary) or regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of Dycom and Arguss, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by Dycom and Arguss with the U.S. Securities and Exchange Commission (the “Commission”).

ADDITIONAL INFORMATION

Dycom intends to file a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO, and Arguss plans to file a Solicitation/ Recommendation Statement on Schedule 14D-9, with the Commission in connection with the transaction. As soon as practicable, Dycom and Arguss will mail to stockholders of Arguss a Prospectus, which is part of the Registration Statement on Form S-4, the Solicitation/ Recommendation Statement on Schedule 14D-9 and related tender offer materials. These documents contain important information about the transaction. Investors and stockholders are urged to read these documents carefully when they are available. Investors and stockholders will be able to obtain free copies of these documents through the website maintained by the Commission at http://www.sec.gov. Free copies of these documents may also be obtained from Dycom, by directing a request to Dycom Industries, Inc., 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410, (561) 627-7171, or from Arguss, by directing a request to Arguss Communications, Inc., One Church Street, Suite 302, Rockville, Maryland 20850, (301) 315-0027.

In addition to the Registration Statement, Tender Offer Statement, Prospectus and Solicitation/ Recommendation Statement, Dycom and Arguss file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Dycom or Arguss at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800-SEC-0330 for further information about the public reference rooms. Dycom’s and Arguss’ filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

In addition, Arguss filed with the Commission definitive consent revocation materials on Form DEFC 14A on December 21, 2001, in connection with the consent solicitation commenced by Ronald D. Pierce and Kenneth R. Olsen. Arguss stockholders should read those materials, as they contain important information, including information about the participants in the consent revocation solicitation. Arguss also filed with the Commission letters to its stockholders on Form DEFA 14A on December 27, 2001 and January 7, 2001, in connection with the Pierce and Olsen consent solicitation. Copies of Arguss’ definitive consent revocation materials and additional definitive soliciting materials may be obtained free of charge at the Commission’s website at http://www.sec.gov. Arguss will also provide its stockholders with a copy of its materials without charge. If you have any questions, please contact Morrow & Co., Inc., which is assisting Arguss in this matter, at 1-800-662-5200.

FOR IMMEDIATE RELEASE

DYCOM INDUSTRIES, INC. TO ACQUIRE ARGUSS COMMUNICATIONS, INC.

      PALM BEACH GARDENS, FLORIDA and ROCKVILLE, MARYLAND (January 7, 2002) — DYCOM INDUSTRIES, INC. (NYSE: DY) and ARGUSS COMMUNICATIONS, INC. (NYSE: ACX) announced today that they have signed a definitive merger agreement pursuant to which Dycom will acquire all the outstanding shares of Arguss in a stock-for-stock transaction. In the transaction, each outstanding share of Arguss common stock will be exchanged for 0.3333 shares of Dycom common stock.

      Based upon the closing price of Dycom common stock of $17.30 on January 4, 2002, the value of the consideration to be received by stockholders of Arguss is approximately $5.77 per share of Arguss common stock or $83.7 million in the aggregate. The implied value represents a premium of approximately 30.5% to the closing price of Arguss common stock on January 4, 2002.

      Under the terms of the merger agreement, a newly formed, wholly owned subsidiary of Dycom will commence an exchange offer in which it will offer 0.3333 of a share of Dycom common stock for each outstanding share of Arguss common stock. The exchange offer will be followed by a merger in which Dycom would acquire, at the same exchange ratio, the remaining shares of Arguss common stock not previously acquired in the exchange offer. The exchange offer is expected to commence as soon as practicable after the filing of required documents with the U.S. Securities and Exchange Commission.

      “Dycom’s acquisition of Arguss strategically strengthens our customer base, geographic scope, and technical service capabilities,” said Steven E. Nielsen, Chairman and Chief Executive Officer of Dycom. “It significantly enhances our broadband construction and design service offerings just as recent industry developments indicate new potential opportunities. Together our combined scale will enable us to better serve our customers while also generating opportunities for cost synergies.”

      Rainer H. Bosselmann, Chairman and Chief Executive Officer of Arguss, said, “We believe this transaction is an excellent fit for both companies, both strategically and operationally. Dycom has demonstrated an outstanding track record in the industry, and the combination offers our stockholders an excellent opportunity for future growth.”

      The transaction is expected to qualify as a “tax-free” reorganization for federal income tax purposes. The offer is subject to the satisfaction of customary conditions, including the tender for exchange of at least a majority of Arguss’ outstanding shares and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The offer is also subject to the lenders under Arguss’ syndicated credit agreement agreeing to extend their forbearance agreement until the consummation of the merger.

      In connection with the merger agreement, Dycom has entered into a stockholders’ agreement with Mr. Bosselmann and certain other directors and executive officers of Arguss pursuant to which they have agreed to tender their shares into the offer, vote in favor of the merger and against any competing transaction and grant an irrevocable proxy to Dycom.

      Merrill Lynch & Co. and Banc of America Securities LLC are acting as financial advisors to Dycom and Shearman & Sterling is its outside legal counsel. Allen & Company Incorporated is acting as financial advisor to Arguss and Gibson, Dunn & Crutcher LLP is its outside legal counsel.

      Dycom will discuss this transaction in a conference call with investors beginning at 4:30 PM Eastern Standard Time on Monday, January 7, 2002. To participate in this conference call in the United States call 1-800-230-1085 and internationally call (612)-288-0318 and ask for the “Dycom acquisition” conference call. A live webcast of the conference call will be available at http://www.dycomind.com.

      Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, Dycom provides similar services related to the installation of integrated voice, data and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

      Arguss conducts its operations through its wholly owned subsidiaries — Arguss Communications Group, Inc. and Conceptronic, Inc. Arguss Communications Group designs, constructs, reconstructs, maintains and repairs telecommunication systems and provides aerial, underground and premise construction services and splicing of both fiber optic and coaxial cable to major telecommunication customers. Conceptronic manufactures and sells highly advanced, computer-controlled capital equipment used in the SMT circuit assembly industry.

FORWARD LOOKING STATEMENTS:

      This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include, but are not limited to, statements concerning the financial condition, results of operations and businesses of Dycom and Arguss and the benefits expected to result from the contemplated transaction, are based on management’s current expectation and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

      Factors that could cause or contribute to such differences include, but are not limited to, the risk that the conditions relating to the required minimum tender of shares, the approval by the Arguss shareholders of the subsequent merger (if that approval is necessary) or regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of Dycom and Arguss, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by Dycom and Arguss with the Securities and Exchange Commission.

ADDITIONAL INFORMATION:

      Dycom intends to file a Registration Statement on Form S-4 and Schedule TO, and Arguss plans to file a Solicitation/ Recommendation Statement on Schedule 14D-9, with the U.S. Securities and Exchange Commission in connection with the transaction. Dycom and Arguss expect to mail a Prospectus, which is part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials, to stockholders of Arguss. These documents contain important information about the transaction. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the Commission at www.sec.gov. Free copies of these documents may also be obtained from Dycom, by directing a request to Dycom Industries, Inc., 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410, (561) 627-7171, or from Arguss, by directing a request to Arguss Communications, Inc., One Church Street, Suite 302, Rockville, Maryland 20850, (301) 315-0027.

      In addition to the Registration Statement, Schedule TO, Prospectus and Schedule 14D-9, Dycom and Arguss file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Dycom or Arguss at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information on the public reference rooms. Dycom’s and Arguss’ filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Contacts:

Dycom Industries, Inc.

Palm Beach Gardens, FL
Steven E. Nielsen
Richard L. Dunn
(561) 627-7171

Arguss Communications, Inc.

Rockville, MD
Rainer H. Bosselmann
H. Haywood Miller, III
(301) 315-0027

REVOCATION OF CONSENT
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
ARGUSS COMMUNICATIONS, INC.

The undersigned, a holder of shares of common stock, par value $.01 per share, of Arguss Communications, Inc. (the “Company” or “Arguss”), acting with respect to all shares of the Company’s common stock held by the undersigned at the close of business on November 29, 2001, hereby acts as follows concerning the proposals of Ronald D. Pierce and Kenneth R. Olsen set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

Please mark your selection as /X/ indicated in this example.

PROPOSALS OF RONALD D. PIERCE AND KENNETH R. OLSEN

PROPOSAL 1:	Remove the current directors of Arguss (Rainer H. Bosselmann, DeSoto S. Jordan, Jr., Daniel A. Levinson, Richard S. Perkins, Jr., Garry A. Prime, James W. Quinn and Peter Winslow) and any other person elected or appointed to the Arguss Board of Directors prior to the effective date of this proposal other than the directors elected by this consent.

/ / YES, REVOKE MY CONSENT

/ / NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:	IF YOU WISH TO REVOKE CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #1, BUT NOT ALL OF THEM, CHECK THE “YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WANT TO BE REMOVED IN THE FOLLOWING SPACE:

1

PROPOSAL 2:	Elect Ronald D. Pierce, Kenneth R. Olsen, James D. Gerson, Stephen G. Moore, Dennis Nolin, Michael Sparkman and George Tamasi to serve as the directors of Arguss until their respective successors are duly elected and qualified or their earlier resignation or removal.

/ / YES, REVOKE MY CONSENT

/ / NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:	IF YOU WISH TO REVOKE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK THE “YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WANT TO BE ELECTED IN THE FOLLOWING SPACE:

PROPOSAL 3:	Repeal any amendment(s) to the Arguss by-laws adopted by the current Arguss Board of Directors between October 1, 2001 and the effective date of this proposal.

/ / YES, REVOKE MY CONSENT

/ / NO, DO NOT REVOKE MY CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

2

IN ORDER FOR YOUR REVOCATION OF CONSENT TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated: _________________________, 200__

Print Name: _____________________________________________

Signature (Title, if any): _____________________________________

Signature (if held jointly): ____________________________________

Title or Authority: _________________________________________

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.

3